UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2024

Avenue Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301
Bay Harbor Islands, Florida 33154
(Address of Principal Executive Offices)

(781) 652-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders

On April 25, 2024, Avenue Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to its Third Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-75 reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, $0.0001 par value (the “Common Stock”).

As previously disclosed in a Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on March 18, 2024 (the “Information Statement”), the Company’s stockholders approved the Reverse Stock Split within a range of between 30-for-1 and 75-for-1, such ratio to be determined by the Board of Directors of the Company (the “Board”), which the Board also approved. On April 10, 2024, the Board selected the 1-for-75 reverse stock split ratio.

As a result of the Reverse Stock Split, every 75 shares of the Company’s pre-reverse split Common Stock will be combined and reclassified as one share of Common Stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse. No fractional shares will be issued in connection with the Reverse Stock Split.  Instead, stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divided by the reverse split ratio will automatically be entitled to have their fractional shares rounded up to the next whole share in lieu of such fractional shares. In any event, cash will not be paid for fractional shares.

The Reverse Stock Split became effective on April 26, 2024, and the Common Stock was quoted on the Nasdaq Stock Market on a post-split basis at the open of business on April 26, 2024. The Company’s post-reverse split Common Stock has a new CUSIP number, 05360L403, but the par value and other terms of the Common Stock were not affected by the Reverse Stock Split.

The Company’s transfer agent, VStock Transfer, LLC, is acting as exchange agent for the Reverse Stock Split.

The foregoing description of the Amendment and the Reverse Stock Split set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Information Statement. A copy of the Amendment is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 8.01	Other Events

On April 24, 2024, Avenue Therapeutics, Inc. issued a press release announcing the Reverse Stock Split. A copy of such press release is being furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc.
99.1	Press Release, dated April 24, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: April 26, 2024	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer